Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38858 and 333-67297) of AXT, Inc. of our report dated February 4, 2005, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP
Palo Alto, California
March 17, 2005